UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023
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Acutus Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (442) 232-6080
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Tom Sohn as Chief Administrative Officer, General Counsel & Secretary

On July 5, 2023, Mr. Tom Sohn was promoted to Chief Administrative Officer, General Counsel & Secretary of Acutus Medical, Inc. (the “Company”), effective July 14, 2023.

Mr. Sohn has served as Senior Vice President, General Counsel & Secretary of the Company since March 2020. Mr. Sohn’s biographical information is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934 on April 27, 2023. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Sohn and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Sohn and any other person pursuant to which Mr. Sohn was appointed as Chief Administrative Officer, General Counsel & Secretary or a member of the board of directors of the Company. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Sohn’s promotion as the Company’s Chief Administrative Officer, General Counsel & Secretary, effective July 14, 2023, the Company’s compensation committee of the board of directors approved that Mr. Sohn will be entitled to a base salary of $375,000 and eligible for an annual incentive cash bonus with a target payout of 50% of base salary under the Company’s Short-Term Cash Incentive Program. In addition, the Company’s compensation committee of the board of directors approved that Mr. Sohn will be (i) granted a stock option (“Option”) with respect to 20,000 shares of the Company’s common stock and (ii) granted restricted stock units (“RSUs”) with respect to 20,000 shares of the Company’s common stock. 1/2 of the Option will vest on the one-year anniversary of the grant date with 1/24 of the Option vesting monthly thereafter over 12 months. The RSUs will vest annually over a two-year period.

The Company also previously entered into its standard form of indemnification agreement with Mr. Sohn, the form of which is filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2023.

Resignation of Senior Vice President, Chief People Officer

On June 29, 2023, Charlie Piscitello, a named executive officer of the Company, resigned from his position as Senior Vice President, Chief People Officer, effective July 14, 2023. Mr. Piscitello is not entitled to any severance benefits in connection with his termination of employment with the Company. The resignation of Mr. Piscitello was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: July 5, 2023	By:	/s/ Takeo Mukai
Takeo Mukai, Chief Financial Officer

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